CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form N-14 of our reports dated as of the report dates stated below, relating to the financial statements and financial highlights which appear in the Annual Reports to Shareholders, which are also incorporated by reference into the Registration Statement. We also consent to the references to us under the headings “Independent Registered Public Accounting Firm” in such Registration Statement. We also consent to the incorporation by reference in this Registration Statement on Form N-14 of our report for the fund dates stated below, relating to the financial statements and financial highlights appearing in the Annual Report to Shareholders, and the reference to us under the headings “Financial Highlights” and “Independent Registered Public Accounting Firm” appearing in the Prospectus and Statement of Additional Information on Form N-1A dated June 1, 2012, which are also incorporated by reference in this Registration Statement.

Report Date	Annual Shareholder Report Date	Fund Name
3/23/2012	1/31/2012	Columbia LifeGoal Income Portfolio

/s/ PricewaterhouseCoopers LLP

Minneapolis, Minnesota

October 10, 2012